UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

MSTI Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52862	26-0240347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259-263 Goffle Road Hawthorne, New Jersey	07506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 304-6080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported on form 8-K, in May 2007, MSTI Holdings, Inc. (“MSTI”) issued Debentures having a principal value of $6,576,350, plus an original issue discount of $526,350, in exchange for $6,050,000 from investors.

As previously reported on form 8-K, on May 27, 2008, MSTI issued Additional Debentures having a principal value of $81,522, plus an original issue discount of $6,522, in exchange for $75,000 from investors, exclusive of placement fees.

As previously reported on form 8-K, on October 16, 2008, certain of the purchasers of the MSTI Debentures (“Senior Lenders”) executed a letter agreement with MSTI pursuant to which MSTI issued $352,631 of Additional Debentures, due December 15, 2008 (subject to extension to April 30, 2010 upon the satisfaction of certain specified conditions) that are convertible into an aggregate of 542,509 shares of MSTI common stock at a conversion price of $0.65 per share (subject to adjustment as provided therein). The Additional Debentures were issued with an original issue discount of $17,631.

As a result of MSTI’s failure to satisfy the conditions for extension of the Maturity Date, the Additional Debentures matured on December 15, 2008. MSTI did not repay the Additional Debentures as required on the maturity date.

As a result of MSTI’s failure to timely pay its current obligations due to the Senior Lenders under the Additional Debentures, certain events of default have occurred and are continuing beyond any applicable cure or grace period with respect to all of MSTI’s secured obligations due to the Senior Lenders and subordinate lenders. The aggregate amount due to these lenders is $9,448,506 ($7,010,503 in debenture principal, $2,103,151 in default penalty and $334,852 in accrued interest) as of December 31, 2008. As a result of this default by MSTI, the secured lenders have the right to take all steps they deem necessary to protect their interests, including, but not limited to, foreclosure on some or all of MSTI’s assets, all of which serve as collateral for this indebtedness.

As a result of MSTI’s default and ongoing losses, MSTI’s Board of Directors and management has determined that it is advisable and in the best interests of the Company and its stockholders, in cooperation with MSTI’s secured lenders, to explore various options to satisfy our obligations including, but not limited to, the sale or spin off of all or substantially all of the assets of Microwave Satellite Technologies, Inc., a wholly owned subsidiary of MSTI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSTI Holdings, Inc.

Dated: April 1, 2009	By:	/s/ Ownkar Persaud
Name: Ownkar Persaud
Title: Vice President Finance